SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 4, 2001 (March 20, 2001)

                                                         First Financial Corporation
(Exact name of registrant as specified in its charter)

Texas	0-5559	74-1502313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Washington Avenue, Waco, Texas (Address of principal executive offices)		76701 (Zip Code)

Registrant's telephone number, including area code      (254) 757-2424

                                                             N/A

Item 1. Changes in Control of Registrants

     The largest shareholder of First Financial Corporation (the "Company") is First Financial Holdings, Ltd., a Texas limited partnership ("Holdings"), which owns 92,742 shares, representing 53.44 percent of the total outstanding shares of common stock. Mary Hyden Mann Hunter, David W. Mann, and Allen B. Mann are the three limited partners of Holdings. On May 9, 2000, Mary Hyden Mann Hunter and Allen B. Barclay, as limited partners for Holdings, elected David W. Mann as a general partner of Holdings. Therefore, Holdings has two general partners: David W. Mann and FFC Holdings, Inc., a Texas corporation ("FFCH"). The sole stockholder of FFCH is the David W. Mann 1990 Trust ("1990 Trust"). On March 28, 2001, the two general partners of FFCH filed with the Texas Secretary of State an Amended and Restated Certificate of Limited Partnership. The stock of the Company that is owned by Holdings is voted by Holdings' two general partners, FFC Holdings, Inc., a Texas corporation ("FFCH"), and David W. Mann. Robert A. Mann is Chairman of the Board of FFCH and one of the two directors. David W. Mann is President of FFCH and the other director.

     The Company has been notified that on March 20, 2001, David W. Mann, exercising his authority pursuant to the terms of the 1990 Trust, appointed Mary Hyden Mann Hunter and Walter J. Rusek as successor co-trustees of the 1990 Trust, thereby removing Robert A. Mann as trustee. The Company has been advised that on March 20, 2001, Mary Hyden Mann Hunter and Walter J. Rusek accepted appointment as successor co-trustees of the 1990 Trust. The Company has not been notified of any change in the officers or directors of FFCH. The effect of these changes, if any, on the beneficial ownership of the 92,742 shares of Company common stock owned by Holdings or on the control of the Company is not yet clear to the Company.

     The 1990 Trust is also the sole shareholder of Bluebonnet Enterprises, Inc. ("BEI"), which is a general partner, along with Robert A. Mann, of Bluebonnet Investments, Ltd. ("BIL"). Robert A. Mann is Chairman of the Board and one of two directors of BEI. David W. Mann is President and the other director of BEI. BIL owns 9,255 shares, constituting 5.33 percent, of the outstanding common stock of the Company. The effect, if any, of the change in trustee of the 1990 Trust on the beneficial ownership of the 9,255 shares of Company common stock owned by BIL or on the control of the Company is not yet clear to the Company.

     According to the Schedule 13D filed on March 30, 2001, on behalf of Mary Hyden Mann Hunter and Walter J. Rusek, Ms. Hunter and Mr. Rusek, as co-trustees of the 1990 Trust, which, as mentioned above, is the sole stockholder of FFCH, are claiming beneficial ownership of the 92,742 shares of Company common stock as well as voting and dispositive power over said shares, shared with David W. Mann, the other general partner of Holdings.

     Also according to the Schedule 13D filed on March 30, 2001, on behalf of Mary Hyden Mann Hunter and Walter J. Rusek, Robert A. Mann has advised that he does not agree either with the validity of his removal as trustee of the 1990 Trust or that valid grounds exist for his removal.

     The information herein is reported because it may result in a change in control of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL CORPORATION
(Registrant)
Date April 4, 2001	By: /s/ David W. Mann
David W. Mann, President